Exhibit 10.5

PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT

Patent, Trademark and Copyright Security Agreement, executed the 12th day of July, 2010, to be effective as of July 16, 2010 (the "Effective Date"), made by Pac-Van, Inc., an Indiana corporation ("Pac-Van") and GFN North America Corp., a Delaware corporation ("GFN") (Pac-Van and GFN are each a "Grantor" and collectively, the "Grantors"), for the benefit of PNC Bank, National Association, as administrative and collateral agent for the Lenders (as defined in the Credit Agreement (as hereinafter defined)) (in such capacity, the "Agent") (this "Security Agreement").

W I T N E S S E T H:

WHEREAS, pursuant to that certain Revolving Credit and Security Agreement, dated of even date herewith (as may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"), by and among Pac-Van and the other Borrowers party thereto, GFN and the other Guarantors party thereto, the Lenders party thereto, Pac-Van Asset Trust, a Delaware statutory trust and the Agent, the Lenders have agreed to extend credit to the Borrowers; and

WHEREAS the Grantors have agreed, among other things, to grant to the Agent (for itself and for the benefit of the Lenders) a security interest in certain of their assets, including, without limitation, the Grantors' patents, patent applications, service marks, service mark applications, service names, trademarks, trademark applications, trade names, goodwill and copyrights, copyright applications and copyright registrations pursuant to the terms and conditions of this Security Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each Grantor agrees as follows:

1. Incorporation of the Credit Agreement.  The Credit Agreement is hereby incorporated herein in its entirety by this reference thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2. Security Interest in Patents.  To secure the complete and timely satisfaction of the Obligations, each Grantor hereby grants and conveys to the Agent (for itself and for the benefit of the Lenders) a Lien in all of such Grantor's right, title and interest in and to all of its now owned or existing and filed and hereafter acquired or arising and issued patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, and those patents listed on Schedule A, attached hereto and made a part hereof, and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing patents and applications, together with the items described in clauses (a) – (d), are hereinafter individually and/or collectively referred to as the "Patents").

3. Security Interest in Trademarks and Goodwill.  To secure the complete and timely satisfaction of the Obligations, each Grantor hereby grants and conveys to the Agent (for itself and the benefit of the Lenders) a Lien in all of such Grantor's right, title and interest in and to all of its now owned or existing and filed and hereafter acquired or arising and filed:

(i)           trademarks, trademark registrations, trade names and trademark applications, service marks, service mark registrations, service names and service mark applications, including, without limitation, the trademarks, trademark registrations, trade names and trademark applications, service marks, service mark registrations, service names and service mark applications (but excluding any application to register any trademark, service mark or other mark prior to filing under applicable Law of a verified statement of use (or the equivalent) for such trademark, service mark or other mark to the extent the creation of a Lien thereon or the grant of a mortgage thereon would void or invalidate such trademark, service mark or other mark) listed on Schedule B, attached hereto and made a part hereof, and (a) renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing trademarks, service marks, trademark and service mark registrations, trade names, service names and applications, together with the items described in clauses (a) – (d), are hereinafter individually and/or collectively referred to as the "Trademarks"); and

(ii)           the entire goodwill of such Grantor's business including but not by way of limitation such goodwill connected with and symbolized by the Trademarks.

4. Security Interest in Copyrights.  To secure the complete and timely satisfaction of the Obligations, each Grantor hereby grants and conveys to the Agent (for itself and the benefit of the Lenders) a Lien in all of such Grantor's right, title and interest in and to all of its now owned or existing and filed and hereafter acquired or arising and filed copyrights, original works of authorship fixed in any tangible medium of expression and all filed or issued registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Copyright Office, listed on Schedule C, attached hereto and made a part hereof, and (a) all extensions and renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect to, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing copyrights, together with the items described in (a) – (d) are hereinafter individually and/or collectively referred to as the "Copyrights").

5. Security Interest in Licenses.  To secure the complete and timely satisfaction of the Obligations, each Grantor hereby grants and conveys to the Agent (for itself and for the benefit of the Lenders) a Lien in all of such Grantor's right, title and interest in and to all of its license agreements with any other party whether such Grantor is a licensor or licensee under any such license agreement, including, without limitation, the licenses listed on Schedule D attached hereto and made a part hereof, now or hereafter owned by such Grantor and now or hereafter covered by such licenses (all of the foregoing is hereinafter collectively referred to as the "Licenses").

6. Restrictions on Future Security Interests.  Each Grantor agrees that until the Obligations shall have been satisfied in full and the Credit Agreement and all Other Documents shall have been terminated, such Grantor will not enter into any agreement relating to the Patents, Licenses, Trademarks or Copyrights and such Grantor further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action which would affect the validity or enforcement of the rights granted to the Agent (for itself and for the benefit of the Lenders) under this Security Agreement.

7. New Patents, Licenses, Trademarks and Copyrights.  Each Grantor represents and warrants that the Patents, Licenses, Trademarks and Copyrights of such Grantor listed on Schedules A, B, C and D respectively, constitute all of the Patents, Licenses, Trademarks and Copyrights now owned by such Grantor necessary to own and operate its property and to carry on its business as presently conducted and as presently planned to be conducted without, to such Grantor's knowledge and belief, conflict with the rights of others.  Each Grantor hereby authorizes the Agent as its attorney in fact to modify this Security Agreement by amending Schedules A, B, C and/or D, as applicable, to include any future Patents, Licenses, Trademarks and Copyrights, as applicable, under Paragraphs 2, 3, 4 and 5 above or under this Paragraph 7, and to file or refile this Security Agreement with the United States Patent and Trademark Office and/or Copyright Office, as the case may be.

8. Representations and Warranties.  Each Grantor represents and warrants to and agrees with the Agent that, except as otherwise set forth in the schedules hereto:

(i)           The Patents, Licenses, Trademarks and Copyrights set forth on Schedules A, B, C and D are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

(ii)           Each of the Patents, Licenses, Trademarks and Copyrights set forth on Schedules A, B, C and D are valid and enforceable;

(iii)           Such Grantor, as applicable is the owner of the Patents, Licenses, Trademarks and Copyrights set forth on Schedules A, B, C and D and has the power and authority to make, and will continue to have authority to perform, this Security Agreement according to its terms;

(iv)           This Security Agreement does not violate and is not in contravention of any other agreement to which such Grantor is a party or any judgment or decree by which such Grantor is bound and does not require any consent under any other agreement to which such Grantor is a party or by which such Grantor is bound.  Each Grantor hereby authorizes the Patent and Trademark Office and the Copyright Office to issue any and all Patents on said inventions and any and all certificates of registration on all Trademarks and Copyrights to the Agent (for itself and the benefit of the Lenders) following the occurrence of an Event of Default as the grantee of the pledge of such applicable Grantor's entire interest;

(v)           There has been no unreleased prior sale, pledge, encumbrance, assignment or other transfer or disposition of any of the Patents, Licenses, Trademarks or Copyrights or any part thereof and the same are free from all Liens of any kind, including, but not limited to, shop rights and covenants not to sue third persons, except as may be otherwise set forth in the Credit Agreement; and

(vi)           The Licenses are valid and binding agreements enforceable according to their terms.  Each of the Licenses is in full force and effect and has not been amended or abrogated and there is no default under any of the Licenses.

9. Royalties; Terms.  Each Grantor hereby agrees that the use by the Agent (for itself and the benefit of the Lenders) of all Patents, Licenses, Trademarks and Copyrights of such Grantor as described above shall be worldwide and without any liability for royalties or other related charges from the Agent or the Lenders to such Grantor.  The security interest granted herein and the rights associated therewith shall extend until the earlier of (i) the expiration of each of the respective Patents, Licenses, Trademarks and Copyrights assigned hereunder or (ii) the Obligations have been satisfied in full and the Credit Agreement and all Other Documents have been terminated.

10. Continuing Validity of Obligations.  The agreements and obligations of the Grantors hereunder are continuing agreements and obligations, and are absolute and unconditional irrespective of the genuineness, validity or enforceability of the Credit Agreement, the Notes or any other instrument or instruments now or hereafter evidencing the Obligations or any part thereof or of the Other Documents or any other agreement or agreements now or hereafter entered into by the Agent and any Loan Party pursuant to which the Obligations or any part thereof is issued or of any other circumstance which might otherwise constitute a legal or equitable discharge of such agreements and obligations.  Without limitation upon the foregoing, such agreements and obligations shall continue in full force and effect as long as the Obligations or any part thereof remain outstanding and unpaid and shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected by (i) any renewal, refinancing or refunding of the Obligations in whole or in part, (ii) any extension of the time of payment of the Notes or other instrument or instruments now or hereafter evidencing the

Obligations, or any part thereof, (iii) any compromise or settlement with respect to the Obligations or any part thereof, or any forbearance or indulgence extended to the any Loan Party, (iv) any amendment to or modification of the terms of the Notes or other instrument or instruments now or hereafter evidencing the Obligations or any part thereof or any other agreement or agreements now or hereafter entered into by the Agent or any Lender and any Loan Party pursuant to which the Obligations or any part thereof is issued or secured, (v) any substitution, exchange, or release of a portion of, or failure to preserve, perfect or protect, or other dealing in respect of, the Patents, Licenses, Trademarks and Copyrights or any other property or any security for the payment of the Obligations or any part thereof, (vi) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against any Loan Party, (vii) any dissolution, liquidation or termination of any Loan Party for any reason whatsoever or (viii) any other matter or thing whatsoever whereby the agreements and obligations of any Grantor hereunder, would or might otherwise be released or discharged.  The Grantors hereby waive notice of the acceptance of this Security Agreement by the Agent.

11. Duties of the Grantors.  Except as may be otherwise agreed to by the Agent, the Grantors shall have the duty to (i) prosecute diligently any patent application of the Patents made by it and any trademark or service mark application or copyright application made by it pending as of the date hereof or thereafter until the Obligations shall have been satisfied in full and the Credit Agreement shall have terminated, (ii) make application on unpatented but patentable inventions, on trademarks and service marks and on copyrights, as appropriate, (iii) preserve and maintain all of its rights in patent applications and patents of the Patents; trademark applications, trademarks, trademark registrations, service mark applications, service marks, and service mark registrations of the Trademarks; and copyright applications and copyright registrations of the Copyrights, provided, however that any Grantor may, in its reasonable business judgment, abandon any application among the Patents, Trademarks, and Copyrights which are not material to the business operations of such Grantor or permit any registration among the Patents, Trademarks, and Copyrights which are not material to the business operations of such Grantor to be cancelled or expired, and (iv) to take all reasonable steps necessary to ensure that the Copyrights do not become abandoned or dedicated to the public, or the remedies available against potential infringers weakened.  Any expenses incurred in connection with the duties set forth in this Paragraph 11 shall be borne by the Grantors.  No Grantor shall abandon any right to file a patent application, trademark application or copyright application, or any pending patent application, trademark application, copyright application, Patent, Trademark, nor Copyright without the consent of the Agent.

12. Financing Statements; Documents.  Each Grantor hereby authorizes the Agent to file one or more financing statements pursuant to the Uniform Commercial Code or other applicable Law in form satisfactory to the Agent and the Grantors will pay the costs of filing and/or recording this Security Agreement and all financing, continuation and termination statements in all public offices where filing or recording is deemed necessary or desirable by the Agent.  The Grantors will execute and deliver to the Agent from time to time such supplemental security agreements or other instruments, including, but not by way of limitation, additional Security Agreements to be filed with the United States Patent and Trademark Office or Copyright Office, as the Agent may require for the purpose of confirming the Agent's (for itself and the benefit of the Lenders) security interest in the Patents, Trademarks and Copyrights.

13. Rights of the Grantors and/or the Agent to Sue.  Each Grantor may enforce its rights in the Patents, Licenses, Trademarks and Copyrights of such Grantor with or without the Agent's participation.  If requested by any Grantor, the Agent shall participate in suits to enforce such rights as a nominal plaintiff for jurisdictional purposes.  Following the occurrence and during the continuance of an Event of Default or Default, the Agent shall have the same rights, if any, as the applicable Grantor has, but shall in no way be obligated, to bring suit in its own name to enforce the Patents, Licenses, Trademarks and Copyrights of such Grantor, and any licenses thereunder, and, if the Agent shall commence any such suit, such Grantor shall, at the request of the Agent, do any and all lawful acts and execute any and all proper documents required by the Agent in aid of such enforcement and the Grantors shall promptly, upon demand and as part of the Obligations, reimburse and indemnify the Agent for all costs and expenses incurred by the Agent in the exercise of its rights under this Paragraph 13.

14. Defeasance.  Notwithstanding anything to the contrary contained in this Security Agreement, upon payment in full of the Obligations and performance of all obligations of the Loan Parties under the Credit Agreement, this Security Agreement shall terminate and be of no further force and effect and at the request of the Grantors, the Agent (for itself and on behalf of the Lenders) shall thereupon terminate its security interest in the Patents, Licenses, Trademarks and Copyrights.  Until such time, however, this Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that no Grantor may assign this Security Agreement or any of its rights under this Security Agreement or delegate any of its duties or obligations under this Security Agreement and any such attempted assignment or delegation shall be null and void.  This Security Agreement is not intended and shall not be construed to obligate the Agent to take any action whatsoever with respect to the Patents, Licenses, Trademarks and Copyrights or to incur expenses or perform or discharge any obligation, duty or disability of any Grantor.

15. Waivers.  No course of dealing between the Loan Parties and the Agent nor any failure to exercise nor any delay in exercising, on the part of the Agent, any right, power or privilege hereunder or under the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

16. Severability.  The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Security Agreement in any jurisdiction.

17. Modification.  This Security Agreement cannot be altered, amended or modified in any way, except as specifically provided in Paragraph 7 hereof or by a writing signed by the parties hereto.

18. Cumulative Remedies; Effect on Other Documents. All of the Agent's rights and remedies with respect to the Patents, Licenses, Trademarks and Copyrights, whether established hereby, by the Credit Agreement or any Other Document, or by any other agreements or by applicable law shall be cumulative and may be exercised singularly or concurrently.  Each Grantor acknowledges and agrees that this Security Agreement is not intended to limit or restrict in any way the rights and remedies of the Agent under the Credit Agreement or the Other Documents but rather is intended to facilitate the exercise of such rights and remedies.

19. Binding Effect; Benefits.  This Security Agreement shall be binding upon each Grantor and its successors and assigns, and shall inure to the benefit of the Agent (for itself and the benefit of the Lenders) and its successors and assigns.

20. Governing Law.  This Security Agreement has been delivered and accepted in Pittsburgh, Pennsylvania and shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflict of Law provisions thereof.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the Grantors have executed this Security Agreement on the day and year first above written.

GRANTORS:
WITNESS:	Pac-Van, Inc. By: /s/ Christopher A. Wilson Name: Christopher A. Wilson Title: Secretary
WITNESS:	GFN North America Corp. By: /s/ Christopher A. Wilson Name: Christopher A. Wilson Title: Secretary

ACKNOWLEDGMENT

STATE/COMMONWEALTH OF _________________                                                                                                )

)           SS:

COUNTY OF _________________                                                                                     )

On this, the _____ day of July, 2010, before me, a Notary Public, the undersigned officer, personally appeared ____________________, who acknowledged himself/herself to be the ____________________ of Pac-Van, Inc., an Indiana corporation (the "Company"), and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Company as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public

My Commission Expires:

ACKNOWLEDGMENT

STATE/COMMONWEALTH OF _________________                                                                                                )

)           SS:

COUNTY OF _________________                                                                                     )

On this, the _____ day of July, 2010, before me, a Notary Public, the undersigned officer, personally appeared ________________________, who acknowledged himself/herself to be the _____________________ of GFN North America Corp., a Delaware corporation (the "Company"), and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Company as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public

My Commission Expires:

SCHEDULE A

PATENTS

Patent No.	Issue Date	Inventor	Title

SCHEDULE B

TRADEMARKS

Registered Trademarks

Trademark	Registration No.	Registration Date

SCHEDULE C

COPYRIGHTS

SCHEDULE D

LICENSE AGREEMENTS